Exhibit 99.1

Genesco Inc. Financial Contact: Mimi Vaughn (615) 367-7386
Genesco Inc. Media Contact:    Claire S. McCall (615) 367-8283

The ALDO Group Media Contact: Genevieve Sharp (514) 747-2536 ext. 8754

GENESCO TO ACQUIRE LITTLE BURGUNDY CHAIN
FROM THE ALDO GROUP

NASHVILLE, Tenn., Nov. 3, 2015 --- Genesco Inc. (NYSE: GCO) announced today that its Canadian subsidiary has entered into an agreement with The ALDO Group Inc. to acquire the 37-store Little Burgundy retail footwear chain in Canada.  The transaction is subject to customary closing conditions.   Terms of the transaction were not disclosed.

Based in Montreal, Little Burgundy serves a fashion-oriented 18- to 34-year-old clientele ranging from students to young professionals, looking for in-demand and on-trend branded footwear and accessories. Little Burgundy offers a curated selection for both men and women in a unique and dynamic shopping environment with great customer service.

Genesco chairman, president, and chief executive officer Robert J. Dennis said, "We are excited by the prospect of adding Little Burgundy to our portfolio of retail banners.  In addition to giving us access to a broader customer base than we are currently targeting in Canada, and one that is being well served by Little Burgundy in stores and on-line, the acquisition will add scale to our existing Canadian omnichannel operations."

Genesco plans to retain Little Burgundy's head office and store-level employees following completion of the acquisition. Margaret Thouez, who currently leads the Little Burgundy division in Montreal, will continue in that role as senior vice president, general merchandise manager of Little Burgundy, reporting to James C. Estepa, president and chief executive officer of Genesco’s Journeys Group.

“After spending time in the Little Burgundy stores, we quickly recognized that Little Burgundy and Journeys share similar values, cultures and goals. We are both extremely passionate about serving customers who shop in full-service specialty stores and on-line for the very latest branded fashion footwear and accessories. Like Journeys, Little Burgundy employees embody their customers’ lifestyle and attitude and we are excited to welcome them to the Journeys Group,” said Estepa.

“This is great news for Little Burgundy and for The ALDO Group. Genesco’s multi-brand retail expertise provides Little Burgundy with an unmatched opportunity for growth,” said Patrik Frisk, chief executive officer of The ALDO Group. “We are very happy to have found an industry leader that shares our values and is as deeply committed to its people and the continued success of Little Burgundy.”

Cautionary Note Concerning Forward-Looking Statements

This release contains forward-looking statements, including the transaction and those referencing or implying a performance outlook for the acquired business, our current plans with respect to the business, its operations and employees, and all other statements not addressing solely historical facts or present conditions. Actual results could vary materially from the expectations reflected in these statements. A number of factors could cause differences. These include failure or delay in satisfying closing conditions and failure or delay in transitional services arrangements and integration of the acquired business. They also include factors that could adversely affect the future performance of Genesco or the acquired business, such as the effectiveness of our omnichannel initiatives; weakness in the consumer economy; competition in our markets; inability of customers to obtain credit; fashion trends that affect the sales or product margins of our retail product offerings; disruptions in product supply or distribution; unfavorable trends in fuel costs, foreign exchange rates, foreign labor and material costs, and other factors affecting the cost of products; changes in the timing of holidays or in the onset of seasonal weather affecting period-to-period sales comparisons. Additional factors are cited in the "Risk Factors," "Legal Proceedings" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of, and

Exhibit 99.1

elsewhere in, Genesco’s SEC filings, copies of which may be obtained from the SEC website, www.sec.gov, or by contacting the investor relations department of Genesco via our website, www.genesco.com. Many of the factors that will determine the outcome of the subject matter of this release are beyond Genesco's ability to control or predict. Genesco undertakes no obligation to release publicly the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Forward-looking statements reflect the expectations of the Company at the time they are made. The Company disclaims any obligation to update such statements.

About Little Burgundy

Little Burgundy is Canada’s destination for branded fashion footwear and accessories. Little Burgundy reaches its customers through www.littleburgundyshoes.com, a national magazine, strategic promotions, social media and grass-roots events. With 37 locations across Canada and online at www.littleburgundyshoes.com, men and women find a curated selection of over 50 brands like Converse, Vans, Nike, Toms, Timberland, Hunter and Herschel, as well as the best customer service experience in a unique and dynamic shopping environment. For more information, visit www.littleburgundyshoes.com.

About The ALDO Group Inc.

The ALDO Group is a world leading creator and operator of desirable footwear and accessory brands. With 2,300 points of sale in 95 countries around the world, the company operates under two signature brands, ALDO and Call It Spring, and two multi-brand retail concepts, Little Burgundy and GLOBO. Founded in 1972 by Aldo Bensadoun, The ALDO Group leads all operations from its head office in Montreal, and continues to act with its founder's values of love, respect and integrity. More than 20,000 people work for The ALDO Group. For more information, visit www.aldogroup.com.

About Journeys

Journeys, a division of Genesco Inc., is a leader in the teen specialty retail scene, with more than 800 stores in all 50 states, Puerto Rico and Canada. Journeys uses fashion savvy and merchandising science to keep in step with the fast-paced footwear and accessories market for 13- to 22-year-old guys and girls. Journeys offers a wide variety of trendy, relevant brands that cater to teens who seek the hottest, new styles. The Journeys store is more than a retail environment; it’s an extension of the teen lifestyle--from the plasma TVs playing exclusive content and the latest music videos, to the visual merchandising strategy and promotions, to the employees whose image and style reflect the customers’ lifestyle and attitude. In addition, Journeys reaches its customers through journeys.com, a mobile website, in-home catalog distribution, national advertising, strategic cross-promotions, social media and grass-roots events like the Vans Warped Tour.

About Genesco Inc.

Genesco Inc., a Nashville-based specialty retailer, sells footwear, headwear, sports apparel and accessories in 2,800 retail stores and leased departments throughout the U.S., Canada, the United Kingdom, the Republic of Ireland and Germany, principally under the names Journeys, Journeys Kidz, Shi by Journeys, Schuh, Schuh Kids, Lids, Locker Room by Lids, Lids Clubhouse, Johnston & Murphy, and on internet websites www.journeys.com, www.journeyskidz.com, www.shibyjourneys.com, www.schuh.co.uk, www.johnstonmurphy.com, www.lids.com, www.lids.ca, www.lidslockerroom.com, www.lidsteamsports.com, www.lidsclubhouse.com, www.trask.com, www.suregripfootwear.com and www.dockersshoes.com. The Company's Lids Sports Group division operates the Lids headwear stores, the Locker Room by Lids and other team sports fan shops and single team clubhouse stores, and the Lids Team Sports team dealer business. In addition, Genesco sells wholesale footwear under its Johnston & Murphy brand, the Trask brand, the licensed Dockers brand, SureGrip, and other brands. For more information on Genesco and its operating divisions, please visit www.genesco.com.